UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 3, 2008
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 3, 2008, Herman Miller, Inc. (the "Company") entered into two agreements to purchase shares of its common stock from Morgan Stanley & Co. Incorporated ("Morgan Stanley") for an aggregate purchase price of $200 million under an Accelerated Share Repurchase ("ASR") program. The Company is acquiring these shares as part of a repurchase program approved by the Company's Board of Directors. As of the end of the Company's second fiscal quarter, the Company may purchase up to $372 million of its common stock under this approved program. The Company will finance the repurchases with existing cash and the proceeds from its recently announced private placement of $200 million in senior unsecured notes.

The number of shares to be repurchased under the ASR program will be based on the volume-weighted average price of the Company's common stock during the term of the agreements. Purchases under one of the ASR agreements are subject to share-price collar provisions. The Company will purchase $75 million of its shares under this collared agreement. The collar provisions will yield the minimum and maximum number of shares to be repurchased based on the volume-weighted average share price over an initial hedge period. The remaining $125 million of the ASR program will not be subject to a collar provision. The Company expects all ASR program purchases to be completed by the end of the first quarter or beginning of the second quarter of fiscal 2009, although the completion date of share repurchases under the collared portion of the program may be accelerated at the option of Morgan Stanley. The actual number of shares to be repurchased will be determined at the completion of the ASR program.

The foregoing description of the ASR program is qualified in its entirety by reference to the agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. Those agreements contain the principal terms and provisions governing the ASR program including, but not limited to, the mechanism used to determine the number of shares that will be delivered by Morgan Stanley to the Company, the required timing of delivery of shares, the specific circumstances under which Morgan Stanley is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR program may be terminated early, and various acknowledgments, representations and warranties made by the Company and Morgan Stanley to one another.

Morgan Stanley and its affiliates have performed, and may in the future perform, various banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

10.1	Confirmation of Fixed Dollar Collared Accelerated Share Repurchase Transaction
10.2	Confirmation of Fixed Dollar Accelerated Share Repurchase Transaction

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 4, 2008	HERMAN MILLER, INC. (Registrant) By: /s/ Curtis S. Pullen —————————————— Curtis S. Pullen Chief Financial Officer